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                                                                   Exhibit 21.1


Subsidiaries of NMHG Holding Co.
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NMHG Distribution Co.
                 NMHG Distribution B.V.
                          NMHG Distribution France S.A.R.L.
                                   NACCO Materials Handling Distribution
                                   (France) S.A.
                          NACCO Materials Handling Deutschland GmbH
                                   Hyster Ost Stapler-und Systemtechnik GmbH
                                   Hyster T.F.G. Stapler-und Systemtechnik GmbH
                                   Hyster Nord Stapler-und Systemtechnik GmbH
                                   Hyster FKF Stapler-und Systemtechnik GmbH
                                   Yale SLT Fordertechnik GmbH
                          Yale Materials Handling UK Limited
                                   Mach (Sales & Hire) Limited
                                   Notionfactor Limited
                          Yale Nederland B.V.
                 Hyster Singapore Pte Ltd
                 National Fleet Network Pty Limited
                          Trentcorp Pty. Limited
                 NMHG Distribution Pty Limited
                          KS Coy & Sons Pty Limited
                                   Yale-LTC Industrial Trucks Pty Limited
                                   LTC Forklift Rentals Pty Limited

Hyster-Yale Materials Handling, Inc
        NACCO Materials Handling Group, Inc.
                 Hyster Canada Limited
                 Hyster New England, Inc.
                 Hyster Overseas Capital Corporation, LLC
                 NACCO Materials Handling (FSC), Inc.
                 NACCO Materials Handling Group Brasil Ltda.
                 NACCO Materials Handling Group Pty., Ltd.
                          NMHG Employees Superannuation Fund Pty. Limited
                          NMHG Superannuation Programme Pty. Limited
                 NMHG Financial Services Inc.
                 NMHG Mexico, S.A. de C.V.
                 NMHG Oregon, Inc.
                 N.M.H. Holding B.V.
                          NACCO Materials Handling B.V.
                                   NACCO Materials Handling S.r.l.
                          NMHG Mauritius (Mauritius)
                                   Hyster (H.K.) Limited
                                   Shanghai Hyster Forklift, Ltd.
                                   Shanghai Hyster International Trading Company
                 NACCO Materials Handling Group, Ltd.
                          Hyster France S.A.R.L.
                          NACCO Materials Handling Group (UK) Pension Co. Ltd. NACCO Materials Handling Limited
                                   Hyster Italia S.r.L.
                                   Hyster Germany GmbH
                                   Yale France Manutention S.A.R.L.
                          Yale Fordertechnik Handelsgesellschaft mbH
                 Sumitomo NACCO Materials Handling Co., Ltd.
                          SNP Estate Corporation
                          Suminac Philippines, Inc.
                          Sumitomo NACCO Materials Handling Sales Co., Ltd.